 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-281084
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 29, 2024)
95,876,547 Shares of Common Stock
192,533 Shares of Series C Convertible Perpetual Preferred Stock
This prospectus supplement relates to the resale by the selling stockholders identified in this prospectus supplement (the “selling stockholders”) of (i) 95,876,547 shares of common stock, par value $0.00001 per share (“common stock”), of QXO, Inc. (“QXO” or the “Company”), which includes (A) 13,066,710 shares of common stock outstanding and (B) 82,809,837 shares of common stock issuable upon conversion of shares of Series C Preferred Stock (as defined below), and (ii) 192,533 shares of Series C Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series C Preferred Stock”). We will not receive any proceeds from the sale of the shares offered by this prospectus supplement.
The selling stockholders may sell the shares on any national shares exchange or quotation service on which the shares may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of their shares hereunder.
The selling stockholders may sell any, all or none of the shares offered by this prospectus supplement and we do not know when or in what amounts the selling stockholders may sell their shares hereunder.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “QXO.” On April 28, 2026, the last reported sale price of our common stock on the NYSE was $19.61 per share.
See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying our shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated April 29, 2026.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholders are offering to sell, and seeking offers to buy, our shares only in jurisdictions where offers and sales are permitted. For investors outside the United States, we and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our shares.
In this prospectus supplement, the terms “QXO,” the “Company,” “we,” “us” and “our” refer to QXO, Inc., unless the context requires otherwise.

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MARKET AND INDUSTRY INFORMATION
Unless otherwise indicated, information contained in this prospectus supplement and the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on our general knowledge of and expectations concerning its operating environment. The market positions, shares, market sizes and growth estimates included or incorporated by reference in this prospectus supplement are based on estimates using our internal data and estimates, data from various third-party industry analyses, internal research and adjustments, and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market positions, shares, market sizes and growth estimates provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions. See “Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.
TRADEMARKS AND TRADE NAMES
The name and mark, QXO and other trademarks, trade names and service marks of QXO appearing in this prospectus supplement are the property of QXO or, as applicable, licensed to QXO. This prospectus supplement also contains additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the shares that may be offered pursuant to the accompanying prospectus with the SEC.
The accompanying prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at investors.qxo.com. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus supplement and accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the shares. The registration statement, exhibits and schedules are available through the SEC’s website.

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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed with the SEC and are incorporated by reference into this prospectus supplement:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed on February 27, 2026);

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the portions of our Definitive Proxy Statement on Schedule 14A (filed on March 24, 2026) that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;

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our Current Reports on Form 8-K filed on January 5, 2026, January 12, 2026, January 15, 2026 (solely with respect to the information disclosed pursuant to Item 8.01 and Exhibit 99.1 thereto), January 20, 2026, February 11, 2026 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), March 17, 2026, April 1, 2026 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto) and April 20, 2026; and

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the description of our common stock contained in our Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of the shares described in this prospectus supplement and (2) the date shares are no longer offered pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should not assume that the information in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
QXO, Inc.
Attention: Chief Legal Officer
Five American Lane
Greenwich, CT 06831
Telephone: (888) 998-6000

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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:
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an inability to obtain the products we distribute resulting in lost revenues and reduced margins and damaging relationships with customers;

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a change in supplier pricing and demand adversely affecting our income and gross margins;

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a change in vendor rebates adversely affecting our income and gross margins;

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our inability to identify potential acquisition targets, successfully complete acquisitions on acceptable terms, or successfully integrate acquired businesses into our operations;

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risks related to maintaining our safety record;

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the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or dependence on general economic and political conditions, including inflation or deflation, interest rates, governmental subsidies or incentives, consumer confidence, labor and supply shortages, weather and commodity prices;

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risks related to fragmentation in our industry and the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

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seasonality, weather-related conditions and natural disasters;

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risks related to the effective development and proper functioning of our information technology systems, including from cybersecurity threats, artificial intelligence use, and digital transformation initiatives;

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loss of key talent or our inability to attract and retain new qualified talent;

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risks related to work stoppages, union negotiations, labor disputes and other matters associated with our labor force or the labor force of our suppliers or customers;

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our dependence on Brad Jacobs as chairman and chief executive officer and the impact of the loss of Mr. Jacobs in these roles;

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the risk that Mr. Jacobs’ past performance may not be representative of future results;

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the risk that the anticipated benefits of our acquisition of Beacon Roofing Supply, Inc. (the “Beacon Acquisition”), Kodiak Building Partners Inc. (“Kodiak”), TopBuild Corp. (“TopBuild”) or any future acquisition may not be fully realized or may take longer to realize than expected;

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the effect of the Beacon Acquisition, the pendency of the TopBuild Acquisition (as defined herein) or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;

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risks related to our obligations under the indebtedness we incurred in connection with the Beacon Acquisition and intend to incur in connection with the TopBuild Acquisition;

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the possible economic impact of the Company’s outstanding warrants and preferred stock on the Company and the holders of its common stock, including market price volatility, dilution from the

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exercise or conversion of the warrants or preferred stock, or the impact of dividend payments or liquidation preferences from preferred stock that remains outstanding;
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challenges raising additional equity or debt capital from public or private markets to pursue the Company’s business plan and the effects that raising such capital may have on the Company and its business;

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the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

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risks associated with periodic litigation, regulatory proceedings and enforcement actions, which may adversely affect the Company’s business and financial performance;

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the impact of legislative, regulatory, economic, competitive and technological changes;

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unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;

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the risk that the TopBuild Acquisition may not be completed on the anticipated terms or timeline, or at all, including as a result of the failure to obtain required regulatory or stockholder approvals;

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the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the TopBuild Merger Agreement (as defined herein), including in circumstances requiring us to pay a termination fee;

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the possibility that the TopBuild Acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities;

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potential litigation and/or regulatory action relating to the TopBuild Acquisition; and

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other factors, including those set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. The Company does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

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SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in our shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the financial statements and related notes included or incorporated by reference into this prospectus supplement.
Our Company
QXO was created to build a tech-forward leader in the approximately $800 billion building products distribution sector.
On April 29, 2025, the Company completed its acquisition of Beacon Roofing Supply, Inc. (“Beacon”), pursuant to the Agreement and Plan of Merger, dated as of March 20, 2025 (the “Merger Agreement”), by and among QXO, Beacon, and Queen MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Beacon (the “Beacon Acquisition”), with Beacon surviving as a wholly owned subsidiary of QXO and being renamed QXO Building Products, Inc. (“QXO Building Products”). QXO Building Products has served the building industry for over 95 years and operates approximately 600 branches throughout all 50 states in the U.S. and seven provinces in Canada. QXO Building Products offers an extensive range of high-quality professional grade exterior products and serves over 110,000 residential and non-residential customers. QXO Building Products’ scale and leading position in the roofing and complementary building products distribution market made it the ideal initial acquisition for QXO’s value creation playbook.
QXO is the largest publicly-traded distributor of roofing, waterproofing and complementary building products in North America.
Recent Developments
Acquisition of Kodiak
On April 1, 2026, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 10, 2026 (the “Kodiak Merger Agreement”), by and among QXO, Kodiak, Juno Merger Sub, Inc., a wholly owned subsidiary of QXO (“Kodiak Merger Sub”), and CSC Shareholder Services LLC, in its capacity as shareholder representative, Kodiak Merger Sub merged with and into Kodiak (the “Kodiak Merger”), with Kodiak surviving the Kodiak Merger as an indirect, wholly owned subsidiary of QXO. At the effective time of the Kodiak Merger, QXO paid to equityholders of Kodiak an amount in cash equal to $2.0 billion (subject to customary adjustments for working capital, indebtedness, cash and transaction expenses as set forth in the Kodiak Merger Agreement) plus 13,157,895 shares (the “Consideration Shares”) of common stock. Pursuant to the Kodiak Merger Agreement, QXO has the right to repurchase the Consideration Shares for $40 per share at any time, subject to the terms and conditions set forth in the Kodiak Merger Agreement.
The Kodiak Merger Agreement provides certain registration rights, pursuant to which QXO agreed to file a prospectus supplement with the SEC covering the resale of the Consideration Shares as soon as practicable following the closing of the Kodiak Merger. This prospectus supplement was filed to satisfy our contractual obligations under the Kodiak Merger Agreement.
In connection with the closing of the Kodiak Merger, pursuant to the terms of the Investment Agreement, dated as of January 5, 2026 (as amended, the “Series C Investment Agreement”), between QXO and the investors party thereto (the “Series C Investors”), QXO issued 200,000 shares of Series C Preferred Stock to the Series C Investors for $2.0 billion in cash, which was used to fund the Kodiak Merger. See “Selling Stockholders — Relationships with Selling Stockholders — Series C Investment Agreement.”
Agreement to Acquire TopBuild
On April 18, 2026, QXO entered into an Agreement and Plan of Merger (the “TopBuild Merger Agreement”) with TopBuild, Titanium MergerCo, Inc., a wholly owned subsidiary of QXO, and Titanium

MergerCo 2, LLC, a wholly owned subsidiary of QXO, to acquire TopBuild (the “TopBuild Acquisition”), pursuant to which QXO agreed to acquire TopBuild for approximately $17.0 billion in a combination of cash and stock consideration.
Pursuant to the TopBuild Merger Agreement, each share of common stock of TopBuild issued and outstanding immediately prior to the effective time, subject to certain customary exceptions, will be automatically converted into the right to receive, subject to certain terms and conditions: (i) an amount in cash equal to $505.00 (the “Cash Consideration”) or (ii) 20.200 shares of QXO common stock (the “Stock Consideration”). The maximum number of TopBuild shares to be converted into the right to receive the Cash Consideration will be equal to forty-five percent (45%) of the aggregate number of TopBuild shares issued and outstanding immediately prior to the effective time (other than cancelled shares). The maximum number of TopBuild shares to be converted into the right to receive the Stock Consideration will be equal to fifty-five percent (55%) of the aggregate number of TopBuild shares issued and outstanding immediately prior to the effective time (other than cancelled shares), which maximum number may be increased by QXO in its sole discretion.
The transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, approval by the stockholders of TopBuild and QXO.
Corporate Information
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (888) 998-6000. Our website is www.qxo.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus (except for SEC reports that are expressly incorporated by reference herein).

The Offering
Issuer
QXO, Inc.
Shares of common stock offered by the selling stockholders
95,876,547 shares of common stock, including 13,066,710 shares of common stock outstanding and 82,809,837 shares of common stock issuable upon conversion of the Series C Preferred Stock.
Shares of Series C Preferred Stock offered by the selling stockholders
192,533 shares of Series C Preferred Stock
Use of proceeds
We will not receive any proceeds from the sale of shares by the selling stockholders.
Trading Market
Our common stock is listed on the NYSE under the symbol “QXO.”
Risk factors
Investing in our shares involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our shares.
Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 725,050,002 shares of common stock outstanding as of April 1, 2026, and excludes, in each case as of such date:
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24,461,129 shares of common stock issuable upon vesting of restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”) outstanding as of April 1, 2026;

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1,137,919 shares of common stock issuable upon the exercise of options granted under the QXO, Inc. 2024 Omnibus Incentive Compensation Plan (the “Plan”) as of April 1, 2026, at a weighted- average exercise price of $5.07 per share;

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approximately 50,224,950 additional shares of common stock that were available for issuance under the Plan as of April 1, 2026;

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219,010,074 shares of common stock issuable upon conversion of shares of our Convertible Perpetual Preferred Stock outstanding as of April 1, 2026;

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219,010,074 shares of common stock issuable upon the exercise of our warrants outstanding as of April 1, 2026, at a weighted-average exercise price of $7.42 per share;

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42,000,000 shares of common stock issuable upon the exercise of our pre-funded warrants outstanding as of April 1, 2026, at a weighted-average exercise price of $0.00001 per share;

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any shares of common stock underlying our outstanding depositary shares (“Depositary Shares”), each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share (“Mandatory Convertible Preferred Stock”);

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any shares of common stock that may be paid in respect of dividends on the outstanding Depositary Shares; and

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86,021,505 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock outstanding as of April 1, 2026.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants or vesting of outstanding RSUs or PSUs after April 1, 2026.

RISK FACTORS
An investment in our common stock involves significant risks. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before you decide to invest in our common stock. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, operating results and prospects, as well as the value of our common stock.
Risks Related to Our Common Stock and this Offering
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to decline significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.
Sales of our common stock by current stockholders may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, and make it more difficult to sell shares of our common stock. We have filed a registration statement and prospectus supplements registering the resale of 857,077,924 shares of common stock held by, or issuable upon conversion or exercise of securities held by, stockholders party to certain agreements with QXO providing them with registration rights and have filed this prospectus supplement registering the resale of 95,876,547 additional shares of common stock. In addition, we agreed to use commercially reasonable efforts to file a prospectus supplement covering the resale of up to 100,000 additional shares of Series C Preferred Stock and common stock issuable upon conversion of such shares of Series C Preferred Stock within 30 days following the closing of a Qualifying Acquisition (as defined in the Series C Investment Agreement). Substantial sales of securities by these stockholders and investors, or the perception that substantial sales will be made in the public market, could have a material adverse effect on the market price for our common stock.
In addition, pursuant to QXO’s registration rights agreement with Jacobs Private Equity II, LLC (“JPE”) and certain other investors party thereto, JPE has certain demand registration rights that may require us to conduct underwritten offerings of shares. Any shares of common stock sold in these offerings will be freely tradable. In the event such registration rights are exercised and a large number of shares of common stock is sold, such sales could reduce the trading price of our common stock. These sales also could impede our ability to raise future capital.
We have also registered and will continue to register on Form S-8 all shares of common stock that are issuable under the Plan, including shares of common stock that are issuable upon the exercise and/or vesting of equity awards granted in connection with the Beacon Acquisition that replaced certain previously outstanding Beacon awards. As a consequence, these shares can be freely sold in the public market upon issuance. Any sales of shares by these stockholders could have a negative impact on the trading price of our common stock and result in dilution.
The Mandatory Convertible Preferred Stock, the Depositary Shares and the Series C Preferred Stock may adversely affect the market price of our common stock.
The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock, the Depositary Shares and the Series C Preferred Stock. The market price of our common stock could become more volatile and could be depressed by: (i) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and correspondingly, the Depositary Shares) and the

Series C Preferred Stock; (ii) possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of common stock; and (iii) hedging or arbitrage trading activity involving the Depositary Shares, our common stock and the Series C Preferred Stock.
Our common stock ranks junior to our Convertible Perpetual Preferred Stock, Mandatory Convertible Preferred Stock and Series C Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.
Our common stock ranks junior to both our Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Convertible Perpetual Preferred Stock”), our Mandatory Convertible Preferred Stock and our Series C Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Convertible Perpetual Preferred Stock, Mandatory Convertible Preferred Stock and Series C Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Convertible Perpetual Preferred Stock and Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share (plus accumulated and unpaid dividends) and to holders of our Series C Preferred Stock a liquidation preference equal to $10,000 per share (plus accumulated and unpaid dividends).
We currently do not intend to pay dividends on our common stock in the foreseeable future. As a result, your ability to achieve a return on your investment may depend on appreciation in the market price of our common stock.
We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must for the foreseeable future rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
Raising additional equity capital from public or private markets to pursue our business plan may cause our existing holders of common stock to experience substantial dilution or their shares to have a significant decline in trading price.
We may raise additional equity capital from public or private markets to pursue our business plan for acquisitions, to repay debt or for general corporate purposes. Any future significant issuances of common stock could result in dilution to our existing holders of common stock. Moreover, any significant issuances of common stock or securities convertible into, or exercisable or exchangeable for, our common stock could result in a substantial decline in the trading price of our common stock. As a result, our common stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such a discount. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of our common stock.
Anti-takeover provisions contained in our Charter and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our Fifth Amended and Restated Certificate of Incorporation (the “Charter”) and amended and restated bylaws contain, and the General Corporation Law of the State of Delaware (the “DGCL”) contains, provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions provide for the following:
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the right of JPE to designate members of our board of directors;

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the ability of our remaining directors to fill vacancies on our board of directors;

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limitations on stockholders’ ability to call a special stockholder meeting or act by written consent;

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rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

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the right of our board of directors to issue preferred stock without stockholder approval; and

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the limitation of liability of, and provision of indemnification to, our directors and officers.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. In addition, we are subject to Section 203 of the DGCL, which could have the effect of delaying or preventing a change of control that you may favor. Section 203 provides that, subject to limited exceptions, persons that acquire, or are affiliated with persons that acquire, more than 15% of the outstanding voting stock of a Delaware corporation may not engage in a business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or any of its affiliates becomes the holder of more than 15% of the corporation’s outstanding voting stock.
Any provision of our Charter, our amended and restated bylaws, or the DGCL that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.
Our Charter provides that certain courts in the State of Delaware or the federal district courts of the United States for certain types of lawsuits is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the DGCL or of our Charter or our amended and restated bylaws (as either may be amended and/or restated from time to time), (iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as defined under the DGCL. The exclusive forum provision does not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or such other federal securities laws.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of our Charter described above. Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, other employees or stockholders, which may discourage such lawsuits against us and our directors, officers, other employees or stockholders. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings. If a court were to find the exclusive choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.
Risks Related to the Proposed Acquisition of TopBuild
The TopBuild Acquisition may not be completed within the expected timeframe, or at all, and the failure to complete the TopBuild Acquisition could impact our stock price and our future business and financial results.
There can be no assurance that the TopBuild Acquisition will be completed in the expected timeframe, or at all. The TopBuild Merger Agreement contains a number of conditions that must be satisfied or waived prior to the completion of the TopBuild Acquisition, including the Stockholder Approvals. There can be no assurance that all closing conditions will be satisfied (or waived, if applicable). Many of the conditions to completion of the TopBuild Acquisition are not within our control, and we cannot predict when or if these conditions will be satisfied (or waived, as applicable). In addition, either TopBuild or QXO may terminate the TopBuild Merger Agreement if, subject to certain limitations, the TopBuild Acquisition has not been consummated by January 17, 2027.
If the TopBuild Acquisition is not completed, our ongoing business and financial results may be adversely affected and we will be subject to a number of risks, including the following:
•
we have dedicated significant time and resources, financial and otherwise, in planning for the TopBuild Acquisition and the associated integration, of which we would lose the benefit if the TopBuild Acquisition is not completed;

•
we are responsible for certain transaction costs relating to the TopBuild Acquisition, whether or not the TopBuild Acquisition is completed;

•
while the TopBuild Merger Agreement is in force, we are subject to certain restrictions on the conduct of our business, including taking any action that that would reasonably be expected to have a material negative impact on or material delay to the satisfaction of the conditions in the TopBuild Merger Agreement required to consummate the TopBuild Acquisition, which restrictions may adversely affect our ability to execute certain of our business strategies; and

•
matters relating to the TopBuild Acquisition (including integration planning) may require substantial commitments of time and resources by our management, whether or not the TopBuild Acquisition is completed, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

In addition, if the TopBuild Acquisition is not completed, we may experience negative reactions from the financial markets and from our customers and employees. We also may be subject to litigation related to any failure to complete the TopBuild Acquisition or to enforcement proceedings commenced against us to perform our obligations under the TopBuild Merger Agreement. If the TopBuild Acquisition is not completed, these risks may materialize and may adversely affect our business, financial results and financial condition, as well as the price of our common stock.
The TopBuild Merger Agreement restricts our ability to pursue alternative transactions and may require us to pay a termination fee under certain circumstances.
The TopBuild Merger Agreement contains customary non-solicitation provisions that limit our ability to solicit or engage in discussions regarding alternative acquisition proposals, subject to certain fiduciary exceptions. If the TopBuild Merger Agreement is terminated under certain specified circumstances, including in connection with a competing acquisition proposal, we may be required to pay a termination fee of $600 million in cash to TopBuild. These provisions could discourage other potential strategic transactions that may be favorable to us and our stockholders.
Even if the TopBuild Acquisition is completed, we may be unable to integrate TopBuild successfully and realize the anticipated benefits of the TopBuild Acquisition.
If the TopBuild Acquisition is completed, the successful integration of TopBuild and operations into those of our own and our ability to realize the expected benefits of the transaction are subject to a number of risks and uncertainties, many of which are outside of our control. We will also be required to devote significant management attention and resources to integrating business practices, cultures and operations of each business. The risks and uncertainties relating to integrating the two businesses include, among other things:
•
the challenge of integrating complex organizations, systems, operating procedures, compliance programs, technology, networks and other assets of TopBuild;

•
the difficulties harmonizing differences in the business cultures of QXO and TopBuild;

•
the inability to successfully integrate our respective businesses in a manner that permits us to achieve the cost savings and other anticipated benefits from the TopBuild Acquisition;

•
the inability to minimize the diversion of management attention from ongoing business concerns during the process of integrating TopBuild into our businesses;

•
the inability to resolve potential conflicts that may arise relating to customer, supplier and other important relationships of our business and TopBuild;

•
difficulties in retaining key management and other key employees; and

•
the challenge of managing the expanded operations of a significantly larger and more complex company and coordinating geographically separate organizations.

We will incur substantial expenses to consummate the TopBuild Acquisition but may not realize the anticipated benefits. In addition, even if we are able to integrate TopBuild successfully, the anticipated benefits of the TopBuild Acquisition may not be realized fully, or at all, or may take longer to realize than expected. Given the size and significance of the TopBuild Acquisition, we may encounter difficulties in the integration of the operations of TopBuild and may fail to realize the full benefits and synergies of the TopBuild Acquisition, which could adversely impact our business, results of operation and financial condition.
The issuance of shares of common stock in connection with the TopBuild Acquisition will dilute existing stockholders and may adversely affect the market price of our common stock.
In connection with the TopBuild Acquisition, we expect to issue a substantial number of shares of our common stock to the stockholders of TopBuild, the actual number of which will be determined at closing based on the number of shares and certain equity awards of TopBuild outstanding at that time and subject to proration and election procedures set forth in the TopBuild Merger Agreement. The issuance of these additional shares will dilute the ownership interest of our existing stockholders and may dilute earnings per share. Any such dilution, or any delay in achieving accretion to earnings per share, could cause the market price of our common stock to decline or increase at a reduced rate.
Securities class action and derivative lawsuits may be brought against us in connection with the TopBuild Acquisition, which could result in substantial costs.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger, or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.

USE OF PROCEEDS
We are filing this prospectus supplement to permit holders of our shares described in the section entitled “Selling Stockholders” to resell the shares described in such section. We will not receive any proceeds from the sale of shares by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus supplement relates to the resale by the selling stockholders identified in this prospectus supplement of (i) 95,876,547 shares of common stock, which include (A) 13,066,710 shares of common stock outstanding and (B) 82,809,837 shares of common stock issuable upon conversion of shares of Series C Preferred Stock, and (ii) 192,533 shares of Series C Preferred Stock.
This prospectus supplement covers the sale or other disposition by the selling stockholders of up to the total number of shares of our common stock issued or issuable to the selling stockholders. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our common stock by the selling stockholders as of April 1, 2026. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus supplement, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock outstanding and the shares of common stock underlying the Series C Preferred Stock issued or issuable to the selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus supplement. See “Plan of Distribution.”
The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all common stock beneficially held by such selling stockholder as of April 1, 2026, which includes all shares of common stock received by such selling stockholder as Consideration Shares in the Kodiak Merger and all shares of Series C Preferred Stock purchased pursuant to the Series C Investment Agreement. The percentages of shares owned before the offering are based on 725,050,002 shares of common stock outstanding as of April 1, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.
	Common Stock Owned Prior to the Offering(1)		Number of Shares Offered	Common Stock Owned After the Offering(2)
Name of Selling Stockholder	Shares	%		Shares	%
AP Quince Holdings(3)	28,473,118	3.9%	28,473,118	—	—
Entities affiliated with Finepoint Capital LP(4)	16,295,834	2.3%	2,437,419	13,858,415	1.9%
Entities managed by Franklin Advisers, Inc.(5)	14,368,843	2.0%	8,602,150	5,766,693	1.0%
Maniro Limited(6)	13,808,445	1.9%	2,867,526	10,940,919	1.5%
Cypress Holdco I, LLC(7)	12,194,359	1.7%	1,720,430	10,473,929	1.4%
Entities affiliated with Court Square Capital Partners(8)	9,315,689	1.3%	9,315,689	—	—
Blue Investment Group(9)	9,220,134	1.3%	1,147,096	8,073,038	1.1%
Entities managed by PGIM, Inc.(10)	7,885,152	1.1%	7,885,152	—	—
Entities affiliated with Patient Capital Management, LLC(11)	7,638,604	1.1%	860,215	6,778,389	*
Whitecap Investments Pte. Ltd.(12)	7,168,602	1.0%	7,168,602	—	—
Forest Avenue Capital Management LP(13)	4,751,171	*	143,655	4,607,516	*
Bryde Investment Limited Partnership(14)	4,301,075	*	4,301,075	—	—
Federated Hermes Kaufmann Funds(15)	3,880,931	*	573,331	3,307,600	*

	Common Stock Owned Prior to the Offering(1)		Number of Shares Offered	Common Stock Owned After the Offering(2)
Name of Selling Stockholder	Shares	%		Shares	%
Entities affiliated with Eaton Vance(16)	2,723,864	*	2,723,864	—	—
Entities affiliated with Monarch Alternative Capital LP(17)	2,437,417	*	2,437,417	—	—
Alberta Investment Management Corporation(18)	2,378,366	*	2,007,311	371,055	*
Entities affiliated with Loomis, Sayles & Company, L.P.(19)	1,433,976	*	1,433,976	—	—
Ensign Peak Advisors, Inc.(20)	1,346,232	*	860,215	486,017	*
Entities affiliated with Sona Asset Management (US) LLC(21)	716,989	*	716,989	—	—
RMO 2 LLC(22)	697,841	*	697,841	—	—
Diameter Dislocation Master Fund III(23)	573,763	*	573,763	—	—
Entities affiliated with Liberty Mutual Holding Company, Inc.(24)	573,333	*	573,333	—	—
ClearBridge Investments, LLC(25)	573,333	*	573,333	—	—
Major Tom Private Capital LLC(26)	573,333	*	573,333	—	—
Henderson Institute For Public Policy, Inc.(27)	573,333	*	573,333	—	—
LVB Holdings SAM(28)	430,108	*	430,108	—	—
All Other Selling Stockholders(29)	7,011,597	*	6,636,387	375,210	*

*
Less than 1%

(1)
Consists of the maximum number of shares of common stock being offered pursuant to this prospectus supplement by each applicable selling stockholder and, if applicable, any other common stock beneficially owned by such selling stockholder as of April 1, 2026.

(2)
Assumes the sale of all of the securities offered by the selling stockholders pursuant to this prospectus supplement and that the selling stockholders buy or sell no additional securities of the Company prior to the completion of the offering.

(3)
Consists of 66,200 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 28,473,118 shares of common stock issuable upon conversion of 66,200 shares of Series C Preferred Stock. AP Quince Holdings GP, LLC (“Quince GP”), is the general partner of AP Quince Holdings, L.P. (“Quince LP”). Scott Kleinman and John Zito are the Co-Presidents of Quince GP. Each of Messrs. Kleinman and Zito disclaims beneficial ownership of any securities of the Company reported as owned by Quince LP, and the filing of this prospectus supplement shall not be construed as an admission that either of Messrs. Kleinman or Zito is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose. The business address of each of Quince LP, Quince GP and Messrs. Kleinman and Zito is 9 West 57th Street, New York, NY 10019.

(4)
Consists of (i) 6,321,176 shares of common stock and 2,598 shares of Series C Preferred Stock held by Finepoint Capital Partners I, LP and (ii) 7,537,239 shares of common stock and 3,069 shares of Series C Preferred Stock held by Finepoint Capital Partners II, LP. The number of shares being offered pursuant to this prospectus supplement consists of 2,437,419 shares of common stock issuable upon conversion of 5,667 shares of Series C Preferred Stock. Finepoint Capital LP (the “Finepoint Investment Manager”), a Delaware limited partnership, serves as the investment manager to Finepoint Capital Partners I, L.P. and Finepoint Capital Partners II, L.P. (collectively, the “Finepoint Funds”) with respect to the securities directly held by the Finepoint Funds. Herbert S. Wagner III serves as the Managing Member of FPCap LLC, the general partner of the Finepoint Investment Manager, and may be deemed to hold voting and dispositive power with respect to the securities held by the Finepoint Funds. Each entity and Mr. Wagner disclaims beneficial ownership of these shares except to the extent of their respective pecuniary interests therein. The address of each entity and Mr. Wagner is 500 Boylston Street, 24th Floor, Boston, MA 02116.
(5)
Consists of (i) 16,000 shares of Series C Preferred Stock held by Franklin Custodian Funds — Franklin Income Fund (“FCF”), (ii) 600 shares of Series C Preferred Stock held by Franklin Strategic Series — Franklin Templeton SMACS Series E (“FSS”), (iii) 75 shares of Series C Preferred Stock held by Franklin US Monthly Income Fund (“FUS”), (iv) 2,600 shares of Series C Preferred Stock held by Franklin Templeton Investment Funds — Frankling Income Fund (“FTIF”), (v) 725 shares of Series C Preferred Stock held by Franklin Templeton Variable Insurance Products Trust — Franklin Income VIP Fund (“FVIP”), (vi) 2,550,883 shares of common stock held by other funds managed by Franklin Advisers, Inc. (“FAV”), and (vii) 1,300,000 Depositary Shares held by other funds managed by FAV (convertible into 3,215,810 shares of common stock). The number of shares being offered pursuant to this prospectus supplement consists of 8,602,150 shares of common stock issuable upon conversion of 20,000 shares of Series C Preferred Stock. FAV serves as the investment manager for FCF, FSS, FUS, FTIF and FVIP. Brendan Circle is the portfolio manager for FAV responsible for investment management of the funds. Mr. Circle disclaims beneficial ownership of these shares. The address of each entity and Mr. Circle is One Franklin Parkway, San Mateo, CA 94403.

(6)
Consists of 10,940,919 shares of common stock and 6,667 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 2,867,526 shares of common stock issuable upon conversion of 6,667 shares of Series C Preferred Stock. The address of Maniro Limited is East Bay Street, P.O. Box N-7757, Nassau, Bahamas.

(7)
Consists of 10,473,929 shares of common stock and 4,000 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 1,720,430 shares of common stock issuable upon conversion of 4,000 shares of Series C Preferred Stock. HRTG GPE, LLC (“HRTG”) serves as the manager of Cypress Holdco I, LLC. Keith Bryon Johnson and Kevin Anthony Kelly each serve as a Managing Member of HRTG. The address of HRTG and Mr. Johnson is 5237 HHR Ranch Road, Suite 2, Wilson, WY 83014. The address of Cypress Holdco I, LLC and Mr. Kelly is 2882 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

(8)
Consists of (i) 143,981 shares of common stock held by Court Square Capital Partners (Executive) III, L.P. (“CSCP Exec”), (ii) 4,054,311 shares of common stock held by Court Square Capital Partners (Offshore) III, L.P. (“CSCP Offshore”), (iii) 4,378,638 shares of common stock held by Court Square Capital Partners III, L.P. (“CSCP III”), and (iv) 738,759 shares of common stock held by Court Square Capital Partners III-A, L.P. (“CSCP III-A”). Joseph Silvestri serves as the Managing Partner of CSCP Exec, CSCP Offshore, CSCP III and CSCP III-A. The address of each entity and Mr. Silvestri is 299 Park Avenue, 35th Floor, New York, NY 10171.

(9)
Consists of (i) 8,073,038 shares of common stock held by Blue Investment Opportunities, LLC — Project Breeze Series 1 (“Series 1”) and (ii) 2,667 shares of Series C Preferred Stock held by Blue Investment Opportunities, LLC — Project Breeze Series 2 (“Series 2”). The number of shares being offered pursuant to this prospectus supplement consists of 1,147,096 shares of common stock issuable upon conversion of 2,667 shares of Series C Preferred Stock. Blue Investment Ventures, LLC (“Blue Ventures”) serves as manager of Series 1 and Series 2. Sanjan Dhody serves as the manager of Blue Ventures. Blue Investment Group represents an ownership group that is managed by Blue Ventures. The address of each individual and entity is 2340 Collins Avenue Suite 604, Miami Beach, FL 33139.

(10)
Consists of (i) 1,398 shares of Series C Preferred Stock held by Credit Opportunities (U.S.) Series (a sub-fund of PGIM Fixed Income Alternatives Fund II, L.P), (ii) 242 Series C Preferred Stock held by Prudential Global Total Return Fund, Inc. — PGIM Global Total Return Fund, (iii) 5,644 shares of Series C Preferred Stock held by Prudential Investment Portfolios, Inc. 15 — PGIM High Yield Fund, (iv) 537 shares of Series C Preferred Stock held by Prudential Legacy Insurance Company of New Jersey, (v) 323 shares of Series C Preferred Stock held by Prudential Investment Portfolios 9 — PGIM Absolute Return Bond Fund, (vi) 37 shares of Series C Preferred Stock held by The Prudential Investment Portfolios, Inc. — PGIM Balanced Fund, (vii) 135 shares of Series C Preferred Stock held by PGIM Global High Yield Fund, Inc., (viii) 135 shares of Series C Preferred Stock held by PGIM High Yield Bond Fund, Inc., (ix) 589 shares of Series C Preferred Stock held by Prudential Investment Portfolios, Inc. 14 — PGIM Floating Rate Income Fund, (x) 73 shares of Series C Preferred Stock held by PGIM Credit Income Fund, (xi) 121 shares of Series C Preferred Stock held by Prudential

Investment Portfolios 3 — PGIM Strategic Bond Fund, (xii) 1,344 shares of Series C Preferred Stock held by Prudential Investment Portfolios, Inc. 15 — PGIM Short Duration High Yield Income Fund, (xiii) 715 shares of Series C Preferred Stock held by Prudential Investment Portfolios, Inc. 17 — PGIM Short Duration Multi-Sector Bond Fund, (xiv) 5,064 shares of Series C Preferred Stock held by Prudential Investment Portfolios, Inc. 17 — PGIM Total Return Bond Fund, (xv) 27 shares of Series C Preferred Stock held by PGIM ETF Trust — PGIM Floating Rate Income ETF, and (xvi) 1,949 shares of Series C Preferred Stock held by Prudential Core Plus Bond Fund of the Prudential Trust Company Collective Trust. The number of shares being offered pursuant to this prospectus supplement consists of 7,885,152 shares of common stock issuable upon conversion of 18,333 shares of Series C Preferred Stock. PGIM, Inc. (“PGIM”) is the manager of each of the entities listed in this footnote. PGIM disclaims beneficial ownership of the shares, except to the extent of the voting and/or investment power in respect of the shares. The address for PGIM is 655 Broad Street, Newark, NJ 07102.
(11)
Consists of (i) 6,778,389 shares of common stock and (ii) 2,000 shares of Series C Preferred Stock beneficially owned by Patient Capital Management, LLC, which serves as the investment adviser to a mutual fund, a private fund and several institutional separately managed accounts holding such shares. The number of shares being offered pursuant to this prospectus supplement consists of 860,215 shares of common stock issuable upon conversion of 2,000 shares of Series C Preferred Stock. Samantha M. McLemore is the Founder and Chief Investment Officer of Patient Capital Management LLC and Portfolio Manager of the accounts holding the shares being offered pursuant to this prospectus supplement. The address of each entity and Ms. McLemore is One South Street, Baltimore, MD 21202.

(12)
Consists of 16,667 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 7,168,602 shares of common stock issuable upon conversion of 16,667 shares of Series C Preferred Stock. Whitecap Investments Pte. Ltd (“Whitecap”) is an indirect wholly-owned subsidiary of Temasek Holdings (Private) Limited (“Temasek”). Temasek may be deemed to beneficially own the shares held by Whitecap by virtue of its indirect ownership and control of Whitecap. The address of each entity is 60B Orchard Road, #06-18 The Atrium@Orchard, Singapore 238891.

(13)
Consists of (i) 4,607,516 shares of common stock beneficially owned by Forest Avenue Capital Management LP (“Forest Avenue Capital Management”), (ii) 319 shares of Series C Preferred Stock held by Forest Avenue Master Fund LP (“Forest Avenue Master Fund”), and (iii) 15 shares of Series C Preferred Stock held by Belmont Harbor Master Fund, L.P. (“Belmont Harbor Master Fund”). The number of shares being offered pursuant to this prospectus supplement consists of 143,655 shares of common stock issuable upon conversion of 334 shares of Series C Preferred Stock. Forest Avenue Capital Management is a Registered Investment Adviser and acts as an investment advisor and sub-advisor, respectively, to Forest Avenue Master Fund and Belmont Harbor Master Fund. The general partner of Forest Capital Management is Forest Avenue Capital Management GP LLC. The address of Forest Avenue Capital Management is 2850 Tigertail Avenue, Suite 200, Miami, FL 33133.

(14)
Consists of 10,000 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 4,301,075 shares of common stock issuable upon conversion of 10,000 shares of Series C Preferred Stock. Investment and voting power with regard to securities held by Bryde Investment Limited Partnership rests with British Columbia Investment Management Corporation (“BCI”). Gordon Fyfe as the Chief Executive Officer and Chief Investment Officer of BCI has investment and voting control over such securities on behalf of BCI. Mr. Fyfe disclaims beneficial ownership of such securities. The address of each entity and Mr. Fyfe is 750 Pandora Ave Victoria, British Columbia, Canada V8W 0E4.

(15)
Consists of (i) 508 shares of Series C Preferred Stock and 1,430,000 shares of common stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (“Federated Hermes Kaufmann Small Cap Fund”), (ii) 808 shares of Series C Preferred Stock and 1,838,500 shares of common stock held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds (“Federated Hermes Kaufmann Fund”) and (iii) 17 shares of Series C Preferred Stock and 39,100 shares of common stock held by Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series (“Federated Hermes Kaufmann Fund II” and, collectively with Federated Hermes Kaufmann Small Cap Fund and Federated Hermes Kaufmann Fund, the

“Federated Hermes Kaufmann Funds”). The number of shares being offered pursuant to this prospectus supplement consists of an aggregate of 573,331 shares of common stock issuable upon conversion of an aggregate of 1,333 shares of Series C Preferred Stock. The Federated Hermes Kaufmann Funds are managed by Federated Global Investment Management Corp., which is a wholly-owned subsidiary of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Hermes, Inc. (the “Federated Hermes Parent”). All of the outstanding voting stock of the Federated Hermes Parent is held in the Voting Shares Irrevocable Trust (the “Trust”), for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue act as trustees (collectively referred to as the “Trustees”). A subsidiary of the Federated Hermes Parent has the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. In accordance with Rule 13d-4 under the Securities Exchange Act of 1934, as amended, the Federated Hermes Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners of the securities held by the Federated Hermes Kaufmann Funds, and the Federated Hermes Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of such securities. The business address of the Federated Hermes Kaufmann Funds is 4000 Ericsson Drive, Warrendale, PA 15086-7561. The business address of each of the Federated Hermes Parent, the Trust, and each of the Trustees is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.
(16)
Consists of (i) 248 shares of Series C Preferred Stock held by The Calvert Fund-Calvert High Yield Bond Fund, (ii) 34 shares of Series C Preferred Stock held by Eaton Vance Trust Company Multi-Asset Credit Fund II, (iii) 44 shares of Series C Preferred Stock held by Eaton Vance Multi-Asset Credit Fund II, LLC, (iv) 79 shares of Series C Preferred Stock held by The Board of Pensions of the Presbyterian Church (U.S.A.), (v) 180 shares of Series C Preferred Stock held by Liberty Mutual 401(k) Plan Trust, (vi) 42 shares of Series C Preferred Stock held by Commonwealth of Massachusetts Employees Deferred Compensation Plan, (vii) 45 shares of Series C Preferred Stock held by General Pension and Social Security Authority, (viii) 33 shares of Series C Preferred Stock held by Eaton Vance Global Income Builder Fund, (ix) 88 shares of Series C Preferred Stock held by Eaton Vance Multi-Asset Credit Fund, (x) 276 shares of Series C Preferred Stock held by Eaton Vance Limited Duration Income Fund, (xi) 310 shares of Series C Preferred Stock held by Australian Retirement Trust Pty Ltd, (xii) 847 shares of Series C Preferred Stock held by High Income Opportunities Portfolio, (xiii) 2,014 shares of Series C Preferred Stock held by Global Opportunities Portfolio and (xiv) 2,093 shares of Series C Preferred Stock held by Eaton Vance Income Fund of Boston. The number of shares being offered pursuant to this prospectus supplement consists of 2,723,864 shares of common stock issuable upon conversion of 6,333 shares of Series C Preferred Stock. Justin Bourgette, Steve Concannon and Bo Hunt serve as the Portfolio Managers for all of the entities listed in this footnote. The address for each entity and Messrs. Bourgette, Concannon and Hunt is Attn Morgan Stanley Investment Management, One Post Office Square, Boston, MA 02109.

(17)
Consists of (i) 4,758 shares of Series C Preferred Stock held by Monarch Capital Master Partners VI LP, (ii) 202 shares of Series C Preferred Stock held by Monarch VI Select Opportunities Aggregator LP, (iii) 126 shares of Series C Preferred Stock held by Monarch Strategic Investment Fund — S LP (Class A), (iv) 465 shares of Series C Preferred Stock held by Monarch Capital Master Partners V-A LP and (v) 116 shares of Series C Preferred Stock held by Monarch Customized Opportunistic Fund — Series 1 LP (collectively, the “Monarch Funds”). The number of shares being offered pursuant to this prospectus supplement consists of 2,437,417 shares of common stock issuable upon conversion of 5,667 shares of Series C Preferred Stock. Monarch Alternative Capital LP (“Monarch”) is the beneficial owner of the shares held by the Monarch Funds and has been delegated the power to vote and dispose of the shares. MDRA GP LP (“MDRA GP”) and Monarch GP LLC (“Monarch GP”) each shares beneficial ownership with Monarch Alternative Capital LP by virtue of the fact that MDRA GP is the general partner of Monarch and Monarch GP is the general partner of MDRA GP. Investing and voting decisions made by such funds rest with the members of the investment committee for Monarch’s corporate credit strategies — comprised of Christopher Santana, Adam Sklar, Michael Weinstock, Andrew Herenstein and Joseph Citarrella (collectively, the “Committee Members”). The Committee Members each individually disclaim beneficial ownership of the shares. The address of both the Committee Members and each entity is c/o Monarch Alternative Capital LP, 535 Madison Avenue, 22nd Floor, New York, NY 10022.

(18)
Consists of (i) 150,000 Depositary Shares (convertible into 371,055 shares of common stock) and (ii) 4,667 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 2,007,311 shares of common stock issuable upon the conversion of 4,667 shares of Series C Preferred Stock. The address of the selling stockholder is 1600, 10250 101 Street NW, Edmonton, Alberta.

(19)
Consists of (i) 2,257 shares of Series C Preferred Stock held by Loomis Sayles Investment Grade Bond Fund, (ii) 583 shares of Series C Preferred Stock held by Loomis Sayles Income Fund, (iii) 355 shares of Series C Preferred Stock held by Loomis Sayles Strategic Income Fund and (iv) 139 shares of Series C Preferred Stock held by Loomis Sayles Strategic Alpha Fund. The number of shares being offered pursuant to this prospectus supplement consists of 1,433,976 shares of common stock issuable upon conversion of 3,334 shares of Series C Preferred Stock. Loomis, Sayles & Company, L.P. (“Loomis”) is the investment manager of each of the above entities in this footnote and has the discretionary authority to vote for each entity and dispose of the shares. The address of each entity is 888 Boylston Street, Boston, MA 02199.

(20)
Consists of 486,017 shares of common stock and 2,000 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 860,215 shares of common stock issuable upon conversion of 2,000 shares of Series C Preferred Stock. The address of the selling stockholder is 60 E. South Temple, Suite 400, Salt Lake City, UT 84111.

(21)
Consists of (i) 150 shares of Series C Preferred Stock held by Sona Blue Peak, Ltd. (“SBP”) and (ii) 1,517 shares of Series C Preferred Stock held by Sona Credit Master Fund Limited (“SCMF”). The number of shares being offered pursuant to this prospectus supplement consists of 716,989 shares of common stock issuable upon conversion of 1,667 shares of Series C Preferred Stock. Sona Asset Management (US) LLC (“SAM”) has the power to vote or dispose of the shares. The address of SBP and SCMF is Ugland House, South Church Street, Georgetown, Grand Cayman, KY1-1104-Cayman Islands and SAM is 730 3rd Avenue, 26th Floor, New York, NY 10017.

(22)
Consists of 697,841 shares of common stock. Vista Finance, LLC (“Vista Finance”) is the manager of RMO 2 LLC. Brian Landzaat exercise control over Vista Finance and has the power to vote or dispose of the shares. The address of each entity and Mr. Landzaat is 100 S Brentwood Blvd, Suite 350, Clayton, MO 63105.

(23)
Consists of 1,334 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 573,763 shares of common stock issuable upon conversion of 1,334 shares of Series C Preferred Stock. Diameter Capital Partners LP is the investment manager (“DCP”) of Diameter Dislocation Master Fund III LP and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of DCP, make voting and investment decisions on behalf of DCP. As a result, DCP, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The address of each entity and Messrs. Goodwin and Lewinsohn is 50 Hudson Yards, Suite 6600A, New York, NY 10001.

(24)
Consists of (i) 800 shares of Series C Preferred Stock held by Liberty Mutual Insurance Company (“LMIC”), (ii) 333 shares of Series C Preferred Stock held by The Ohio Casualty Insurance Company (“OCIC”) and (iii) 200 shares of Series C Preferred Stock held by Safeco Insurance Company of America (“SICA”). The number of shares being offered pursuant to this prospectus supplement consists of 573,333 shares of common stock issuable upon conversion of 1,333 shares of Series C Preferred Stock. Liberty Mutual Holding Company, Inc. (“Liberty Mutual”), a mutual holding company, ultimately controls LMIC, OCIC and SICA. The Chief Investment Officer of LMIC, OCIC, and SCIA exercises dispositive power over the shares being registered in this prospectus. The Chief Investment Officer and Liberty Mutual disclaim beneficial ownership of the shares. The address of each entity and the Chief Investment Officer is 175 Berkeley Street, Boston, MA 02116.

(25)
Consists of (i) 333 shares of Series C Preferred Stock held by Legg Mason Partners Investment Trust — ClearBridge Tactical Dividend Income Fund and (ii) 1,000 shares of Series C Preferred Stock held by Legg Mason Partners Capital & Income Fund Inc. The number of shares being offered pursuant to this prospectus supplement consists of 573,333 shares of common stock issuable upon conversion of 1,333 shares of Series C Preferred Stock. Each of the foregoing entities is managed by

ClearBridge Investments, LLC, its discretionary manager (“ClearBridge”). By virtue of the relationship with each entity named in this footnote, ClearBridge may be deemed to have sole voting power and sole dispositive power over the shares held by each of the entities. The address of each foregoing entity is c/o ClearBridge Investments, LLC, One Madison Avenue, New York, NY 10010.
(26)
Consists of 1,333 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 573,333 shares of common stock issuable upon conversion of 1,333 shares of Series C Preferred Stock. Benjamin W. Navarro exercises voting and dispositive power over the shares held by Major Tom Private Capital LLC. The address of the selling stockholder and Mr. Navarro is 200 Meeting Street, Suite 206, Charleston, SC 29401.

(27)
Consists of 1,333 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 573,333 shares of common stock issuable upon conversion of 1,333 shares of Series C Preferred Stock. Michael Karp indirectly controls Henderson Institute For Public Policy, Inc. and has the power to vote or dispose of the shares. The address of the selling stockholder and Mr. Karp is 1062 Lancaster Avenue, Suite 30B, Bryn Mawr, PA 19010.

(28)
Consists of 1,000 shares of Series C Preferred Stock. The number of shares being offered pursuant to this prospectus supplement consists of 430,108 shares of common stock issuable upon conversion of 1,000 shares of Series C Preferred Stock. Gabriel Naouri, as President of LVB Holdings SAM, exercises sole voting and investment power over the shares. The address of Mr. Naouri and the selling stockholder is 2 Rue Imberty, Villa Portofino, 98000 Monaco.

(29)
Consists of 8,331 shares of Series C Preferred Stock and 3,428,390 shares of common stock held by 183 selling stockholders not listed above who, as a group, own less than 1.0% of our outstanding shares of common stock as of the date of this prospectus supplement. The number of shares being offered pursuant to this prospectus supplement includes 6,636,387 shares of common stock, consisting of (A) 3,053,180 shares of common stock outstanding and (B) 3,583,207 shares of common stock issuable upon conversion of 8,331 shares of Series C Preferred Stock.

Relationships with Selling Stockholders
The selling stockholders will pay any discounts, commissions, fees of selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other expenses associated with the registration of the shares covered by this prospectus supplement, including filing and printing fees, fees of our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus supplement under applicable state securities laws and listing fees.
Purchase Agreements
On June 13, 2024, we entered into purchase agreements with certain selling stockholders, pursuant to which we issued and sold in a private placement an aggregate of 340,932,212 shares of our common stock at a price of $9.14 per share, and pre-funded warrants to purchase 42,000,000 shares of our common stock for a price of $9.13999 per pre-funded warrant. The closing of the issuance and sale of these securities was consummated on July 19, 2024. We received gross proceeds of approximately $3.5 billion from the sale of securities in this private placement, before deducting placement agent fees and offering expenses.
On July 22, 2024, we entered into additional purchase agreements with certain selling stockholders, pursuant to which we issued and sold in a private placement an aggregate of 67,833,699 shares of our common stock at a price of $9.14 per share. The closing of the issuance and sale of these shares was consummated on July 25, 2024. The sale of shares in this private placement generated gross proceeds of approximately $620 million, before deducting placement agent fees and offering expenses.
On March 17, 2025, we entered into additional purchase agreements with certain selling stockholders, pursuant to which we issued and sold in a private placement approximately 67,528,459 shares of our common stock at a purchase price of $12.30 per share. The closing of the issuance and sale of these shares was consummated on April 29, 2025. We received gross proceeds of approximately $831 million from the sale of shares in this private placement, before deducting placement agent fees and offering expenses.

The purchase agreements described above provide certain registration rights, pursuant to which we filed a registration statement and related prospectus supplements with the SEC covering the resale of shares of common stock issued in connection with the private placements in 2024 and 2025.
The foregoing summary description of the purchase agreements do not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as exhibits to documents incorporated by reference in the registration statement of which this prospectus supplement forms a part.
Series C Investment Agreement
On January 5, 2026, we entered into the Series C Investment with the Series C Investors. Pursuant to the Series C Investment Agreement, on the terms and subject to the conditions set forth therein, the Series C Investors committed until July 15, 2026 (the “Initial Commitment Period”) to purchase up to 300,000 shares in the aggregate of Series C Preferred Stock for an aggregate purchase price of $3.0 billion (at a stated value of $10,000 per share) (the “Series C Investment”) to fund one or more Qualifying Acquisitions (as defined below), in a transaction exempt from the registration requirements of the Securities Act. The Initial Commitment Period will be extended with respect to the commitment for a Qualifying Acquisition up to an additional 12 months if a definitive agreement for a Qualifying Acquisition is executed before expiration of the Initial Commitment Period.
The Company intends to use the net proceeds from the Series C Investment to fund a portion of the consideration for one or more acquisitions of assets, equity or businesses (or portions thereof) for a purchase price in excess of $1.5 billion or as otherwise determined by the Company (each, a “Qualifying Acquisition”) and related fees and expenses. The Series C Investment is subject to customary closing conditions, including, among others: (i) the continued accuracy of certain representations and warranties contained in the Investment Agreement; (ii) the performance in all material respects by each party of its respective covenants and agreements under the Investment Agreement; (iii) the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iv) the substantially concurrent closing of such Qualifying Acquisition.
On April 1, 2026, in connection with the closing of the Kodiak Merger, we issued 200,000 shares of Series C Preferred Stock for $2.0 billion in cash, which was used to fund the Kodiak Merger. Following such issuance, the Series C Investors have commitments to purchase an additional 100,000 shares of Series C Preferred Stock for $1.0 billion in cash.
Until October 1, 2027 (the “Standstill Period”), each Series C Investor is subject to certain standstill provisions relating to proxy campaigns, shareholder activism and solicitation of acquisition of the Company, including that it and its affiliates will be restricted, subject to certain exceptions, from acquiring additional shares of common stock or other equity securities of the Company. In addition, during the Standstill Period, each Series C Investor has agreed not to acquire, offer or seek to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, beneficial ownership of any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of such equity securities such that such Series C Investor would beneficially own greater than 7.5% of outstanding common stock.
The Series C Investment Agreement provides that, from the date of the Series C Investment Agreement until the earlier of the funding of all commitments and the commitment outside date, the Company will (i) use reasonable best efforts to operate its business in the ordinary course, and (ii) unless the Apollo Investor (as defined in the Series C Investment Agreement) otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), not take any other action that, if taken following the initial issue date of the Series C Preferred Stock, would require the prior written consent of the holders of Series C Preferred Stock or result in an adjustment to the conversion price of the Series C Preferred Stock unless such adjustment is effected in connection with the issuance of the Series C Preferred Stock on the initial issue date thereof.
The Series C Investment Agreement provides certain registration rights, pursuant to which the Company has agreed to register the resale of the Series C Preferred Stock and common stock issuable upon conversion of Series C Preferred Stock. The Company is required to use commercially reasonable efforts to file a prospectus supplement with the SEC covering the resale of the Series C Preferred Stock and common stock within 30 days following the closing of a Qualifying Acquisition. If the Apollo Investor becomes an Affiliate of the Company, the Company has granted the Apollo Investor customary demand registration rights. This prospectus supplement was filed to satisfy our contractual obligations under the Series C Investment Agreement.
The foregoing summary description of the Series C Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to documents incorporated by reference in the registration statement of which this prospectus supplement forms a part.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales made after the date of this prospectus supplement;

•
in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.
In connection with the sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholder may also sell shares short and deliver these shares to close out their short positions. The selling stockholder may also loan or pledge shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative shares which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction), including in short sale transactions. Such broker-dealer or other financial institution may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from the selling stockholder in settlement of those derivative shares to close out any related open borrowings of stock.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(7) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the selling stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement constitutes a part effective until such time as all of the shares covered by this prospectus supplement have been disposed of pursuant to and in accordance with the registration statement or may be sold under Rule 144 without manner of sale, volume or other limitations, subject to certain exceptions.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement.
If any selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus supplement is a part, and file a prospectus supplement to describe the agreement between such selling stockholder and the broker-dealer.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares, for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholders or any other person. We will make copies of this prospectus supplement and related prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement and related prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

LEGAL MATTERS
Certain legal matters in connection with the offering of the shares will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The consolidated financial statements of QXO, Inc. as of and for the year ended December 31, 2025, and QXO Building Products, Inc. for the period from January 1, 2025 to April 28, 2025, incorporated by reference in this prospectus supplement by reference to QXO Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of QXO, Inc. as of and for the year ended December 31, 2024, incorporated by reference herein and in the registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included in QXO, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of QXO Building Products, Inc. (formerly known as Beacon Roofing Supply, Inc.) as of and for the year ended December 31, 2024, appearing in QXO, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
QXO, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in or omitted from this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement. In addition, selling securityholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of our common stock, shares of our preferred stock or warrants.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “QXO.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
In addition, selling securityholders may offer and sell, from time to time in one or more offerings, shares of our common stock, shares of our preferred stock or warrants. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.
This prospectus provides you with a general description of the securities. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC’s website at www.sec.gov.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under “Where You Can Find More Information,” in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We and selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We, selling securityholders and our and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we or selling securityholders offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “QXO,” the “Company,” “we,” “us” and “our” refer to QXO, Inc. (f/k/a SilverSun Technologies, Inc.), unless the context requires otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.qxo.com/investors. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 14, 2024);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (filed on May 7, 2024);

•
our Current Reports on Form 8-K filed on March 15, 2024, April 15, 2024, May 28, 2024, May 30, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 5, 2024, June 6, 2024, June 14, 2024, June 14, 2024, July 5, 2024, July 18, 2024 and July 22, 2024; and

•
the description of the Company’s common stock contained in the Company’s Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
QXO, Inc.
Attention: Chief Legal Officer
Five American Lane
Greenwich, CT 06831
Telephone: (888) 998-6000

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:
•
risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;

•
risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

•
risks associated with raising additional equity or debt capital from public or private markets to pursue the Company’s business plan following the closing of the private placements, including potentially one or more additional private placements of common stock, and the effects that raising such capital may have on the Company and its business, including the risk of substantial dilution or that the Company’s common stock may experience a substantial decline in trading price;

•
the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

•
the effect that the consummation of the private placements have had or may have on the Company and its current or future business or on the price of the Company’s common stock;

•
the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

•
the possibility that the Company’s outstanding warrants and preferred stock may or may not be converted or exercised, and the economic impact on the Company and the holders of common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;

•
uncertainties regarding the Company’s focus, strategic plans and other management actions;

•
the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

•
the possibility that the concentration of ownership by Mr. Jacobs may have the effect of delaying or preventing a change in control of the Company and might affect the market price of shares of the common stock of the Company;

•
the risk that Mr. Jacobs’ past performance may not be representative of future results;

•
the risk that the Company is unable to attract and retain world-class talent;

•
the risk that the failure to consummate any acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

•
risks that the Company may not be able to enter into agreements with acquisition targets on attractive terms, or at all, that agreed acquisitions may not be consummated, or, if consummated, that the anticipated benefits thereof may not be realized and that the Company encounter difficulties in integrating and operating such acquired companies, or that matters related to an acquired business (including operating results or liabilities or contingencies) may have a negative effect on the Company or its securities or ability to implement its business strategy, including that any such transaction may be dilutive or have other negative consequences to the Company and its value or the trading prices of its securities;
•
risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

•
the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

•
the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or seasonality or dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

•
the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

•
risks associated with potential litigation related to the transactions contemplated by the amended and restated investment agreement, dated April 14, 2024, among QXO, Jacobs Private Equity II, LLC and other investors party thereto or related to any possible subsequent financing transactions or acquisitions or investments;

•
uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

•
other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.
THE COMPANY
QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The Company provides consulting and professional services, specialized programming, training and technical support. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. Additionally, QXO develops and publishes its own proprietary software.
QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The Company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth.
For a description of our business, financial condition, results of operations and other important information regarding QXO, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.qxo.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (888) 998-6000.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

SELECTED FINANCIAL DATA
On June 6, 2024, we filed our Fifth Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Charter”) to implement an 8-for-1 reverse stock split of our then outstanding shares of common stock. The reverse stock split reduced the total number of shares outstanding, which resulted in the per share stock price being increased on an adjusted basis as compared to historical financial data. The summary data in the following tables presents data derived from the consolidated financial statements for the years ended December 31, 2023, 2022 and 2021 on a reported and as revised basis to reflect the impact of the reverse stock split. The following tables do not give effect to the issuance of convertible preferred stock and warrants issued subsequent to March 31, 2024.
As Reported
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Basic net loss per share	$(0.20)	$(0.05)	$(0.03)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(0.20)	(0.05)	$(0.03)
Shares of common stock issued and outstanding at year end	5,315,581	5,256,177	5,136,177
As Adjusted for the Reverse Stock Split
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Basic net loss per share	$(1.63)	$(0.44)	$(0.21)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(1.63)	(0.44)	$(0.21)
Shares of common stock issued and outstanding at year end	664,448	657,022	642,022

(1)
The historical periods presented did not have any incremental shares that were issued for convertible promissory note warrants or stock options for the periods presented.

As Reported
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Basic net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Total adjusted weighted-average shares	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Diluted net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Shares of common stock issued and outstanding at period end	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
As Adjusted for the Reverse Stock Split
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Basic net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Total adjusted weighted-average shares	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Diluted net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Shares of common stock issued and outstanding at period end	664,448	657,022	657,022	657,022	642,022	642,022	642,022

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and capital expenditures. We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current or any acquired business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.
We will not receive any proceeds from the resale of our common stock, preferred stock or warrants by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of QXO’s capital stock and important provisions of Amended and Restated Charter and Amended and Restated Bylaws (the “Amended and Restated Bylaws”). This summary does not purport to be complete and is subject to and qualified by QXO’s Amended and Restated Charter and Amended and Restated Bylaws and by the provisions of applicable law.
QXO’s authorized capital stock is comprised of 2,010,000,000 shares, consisting of (i) 2,000,000,000 shares of QXO’s common stock, par value $0.00001 per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by QXO’s board of directors.
As of July 26, 2024, there were 409,430,195 outstanding shares of the Company’s common stock and 1,000,000 outstanding shares of Convertible Preferred Stock (as defined below).
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
The holders of QXO common stock are entitled to one vote per share on all matters submitted to a vote of QXO’s stockholders (including the election or removal of directors), and do not have cumulative voting rights. Except as otherwise provided in the Amended and Restated Charter or as required by law, all matters to be voted on by QXO’s stockholders will be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy.
Dividend Rights
Holders of QXO common stock will share equally in any dividends that may be declared by QXO’s board of directors out of assets or funds legally available therefor, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of QXO’s affairs, holders of QXO common stock would be entitled to share ratably in QXO’s assets that are legally available for distribution to stockholders. If QXO has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, QXO must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of QXO common stock.
Other Rights
Holders of QXO common stock do not have preemptive, subscription, redemption or conversion rights. All outstanding shares of QXO common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of QXO common stock will be subject to those of the holders of any shares of preferred stock that QXO may issue in the future.
Registration Rights
Registration Rights Agreement
On June 6, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company, Jacobs Private Equity II, LLC and the other investors party thereto, pursuant to which, among other things, the holders of (i) an aggregate of 1,000,000 shares of Convertible Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Convertible Perpetual Preferred Stock”), which were initially convertible into an aggregate of 219,010,074 shares of QXO common stock at an initial conversion price of $4.566 per share, and (ii) warrants initially exercisable for an aggregate of 219,010,074 shares of QXO common stock (the “Warrants,” and together with the Convertible Perpetual Preferred Stock, the “Securities”) have been provided with certain rights to cause the Company to register the sale of shares of Convertible Perpetual Preferred Stock, Warrants and shares of QXO common stock issued or issuable upon conversion of the Convertible Perpetual Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. Securities that are subject to registration under the Registration Rights Agreement as provided above are referred to as “Registrable Securities.”
Demand Registration.   The holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act. Such majority holders may request a total of ten demand registrations.
Shelf Registration.   At a time when the Company is eligible to use a registration statement on Form S-3, the holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act on a delayed or continuous basis. A holder of Registrable Securities included in such registration statement may initiate an unlimited number of shelf takedowns, except the Company is not required to effect a shelf takedown in certain specified situations.
Piggyback Registration.   If the Company registers its securities on a registration statement, the Company must give each investor prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).
Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.7 hereto and is hereby incorporated by reference.
Purchase Agreements
On June 13, 2024, QXO entered into purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 340,932,212 shares of the Company’s common stock at a purchase price of $9.14 per share and pre-funded warrants to purchase 42,000,000 shares of the Company’s common stock (the “Warrant Shares”), at a purchase price of $9.13999 per warrant.
On July 22, 2024, QXO entered into additional purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 67,833,699 shares of the Company’s common stock at a purchase price of $9.14 per share.
The purchase agreements provide certain registration rights, pursuant to which QXO has agreed to register the resale of shares of the Company’s common stock issued and sold pursuant to the purchase agreements and the Warrant Shares. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the investors of such shares of common stock and the Warrant Shares within 15 business days following the closing of the applicable private placement.
The foregoing descriptions of the purchase agreements is not complete and is qualified in its entirety by reference to the complete text of the forms of the purchase agreements, copies of which are filed as exhibits hereto.
Preferred Stock
QXO’s board of directors is authorized to provide for one or more series of preferred stock and to fix the terms of such preferred stock, including the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preferences and to fix the number of shares to be included in any such series without any further vote or action by QXO’s stockholders. Any preferred stock so issued may rank senior to QXO’s common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of QXO without further action by the stockholders and may adversely affect the voting and other rights of the holders of QXO common stock.
Convertible Preferred Stock
The following is a summary of the material terms of the Company’s convertible perpetual preferred stock (the “Convertible Preferred Stock”) as contained in the Certificate of Designation of Convertible Perpetual Preferred Stock of the Company (the “Certificate of Designation”). The following description of the Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, a copy of which is filed as Exhibit 4.3 hereto and is hereby incorporated by reference.
Authorized Shares and Liquidation Preference
The Company has designated 1,000,000 authorized shares of Preferred Stock as Convertible Preferred Stock. Each share of Convertible Preferred Stock has an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000.
Ranking
The Convertible Preferred Stock ranks, with respect to dividend rights and distribution of assets upon liquidation, winding-up or dissolution, senior to the Company’s common stock and each other class or series of capital stock, whether outstanding or established after the date of issuance of the Convertible Preferred Stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Convertible Preferred Stock as to payment of dividends and distribution of assets upon liquidation, winding-up or dissolution. The Convertible Preferred Stock ranks on a parity with or junior to each class or series of capital stock, the terms of which expressly provide for a pari passu or senior ranking, respectively, relative to the Convertible Preferred Stock.
Dividends
Dividends on the Convertible Preferred Stock are payable quarterly, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of the assets legally available for the payment of dividends, on the 15th calendar day (or the following business day if the 15th is not a business day) of January, April, July and October of each year at the rate per annum of 9% per share on the then-applicable liquidation preference (subject to the following paragraph). The amount of dividends payable for any period that is shorter or longer than a full quarterly dividend period, other than for the period commencing on the issuance date and ending on the first date after issuance on which the Convertible Preferred Stock would be entitled to a dividend payment, will be computed on the basis of a 360-day year consisting of twelve 30-day months.
In the event that the Company pays dividends on shares of its common stock in any dividend period with respect to the Convertible Preferred Stock, then the dividend payable in respect of each share of Convertible Preferred Stock for such period will be equal to the greater of (a) the amount otherwise payable in respect of such share of Convertible Preferred Stock in accordance with the foregoing paragraph and (b) the product of (i) the aggregate dividends payable per share of the Company’s common stock in such dividend period multiplied by (ii) the number of shares of the Company’s common stock into which such share of Convertible Preferred Stock is then convertible.
A dividend period with respect to a dividend payment date is the period commencing on the preceding dividend payment date or, if none, the date of original issuance, and ending on the day immediately prior to the next dividend payment date.

The Company will make each dividend payment on the Convertible Preferred Stock in cash.
Accretion
If the Company is unable, or otherwise fails, to pay dividends in cash and in full on the Convertible Preferred Stock on any dividend payment date, the then-applicable liquidation preference on each share of Convertible Preferred Stock will be increased automatically as of the first day of the immediately succeeding dividend period by the amount of the unpaid dividends. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the liquidation preference of each share of Convertible Preferred Stock, including such accreted dividends, determined as of the first day of the relevant dividend period. The Company may pay all or a portion of any dividends so accreted on any regular dividend payment date, or any other date fixed by the Board of Directors of the Company or a duly authorized committee thereof.
Payment Restrictions
No dividends or other distributions may be declared or paid on any capital stock of the Company ranking on a parity with or junior to the Convertible Preferred Stock (including the Company’s common stock), other than dividends and distribution payable solely in stock and cash paid in lieu of fractional shares, and no such capital stock may be redeemed or repurchased by or on behalf of the Company, unless all accrued and unpaid dividends have been paid on the Convertible Preferred Stock and any capital stock of the Company ranking on a parity with the Convertible Preferred Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Convertible Preferred Stock and any parity stock, dividends may be declared and paid on the Convertible Preferred Stock and such parity stock so long as the dividends are declared and paid pro rata.
Liquidation
In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Convertible Preferred Stock will be entitled, before any distribution to the holders of shares of the Company’s common stock or any other junior capital stock, and subject to the rights of the Company’s creditors, to receive an amount equal to the greater of (a) the aggregate accreted liquidation preference on their shares of Convertible Preferred Stock plus an amount equal to any accrued and unpaid dividends (whether or not declared) for the then-current dividend period and (b) the payment or distribution to which such holders would have been entitled if their shares of Convertible Preferred Stock were converted into shares of Common Stock immediately before such liquidation, dissolution or winding-up (without accounting for the accreted liquidation preference otherwise payable).
Voting Rights
Holders of Convertible Preferred Stock will vote together with the holders of the Company’s common stock on an “as-converted” basis on all matters, except as otherwise required by law. In addition, the approval of the holders of at least a majority of the outstanding shares of the Convertible Preferred Stock, voting separately as a single class, will be required (a) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Designation, (b) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws if such amendment, alteration or repeal would have an adverse effect on the powers, preferences, privileges or rights of the holders of the Convertible Preferred Stock, (c) to authorize, create, issue or increase the authorized amount of, or issue or authorize any obligation or security convertible into exchangeable for or evidencing a right to purchase, any capital stock of the Company ranking on a parity with or senior to the Convertible Preferred Stock, (d) to reclassify any authorized capital stock of the Company into any parity stock or senior stock, or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any parity stock or senior stock, or (e) for any increase or decrease in the authorized number of shares of Convertible Preferred Stock or the issuance of shares of Convertible Preferred Stock after the date of issuance of the Convertible Preferred Stock.

Conversion
The Convertible Preferred Stock is convertible at any time, in whole or in part, at the option of the holder thereof into a number of shares of the Company’s common stock equal to the then-applicable liquidation preference divided by the then-applicable conversion price, which, as of the date of this prospectus, is $4.566 per share of the Company’s common stock.
The Convertible Preferred Stock has the benefit of customary anti-dilution adjustments.
Redemption
The Convertible Preferred Stock is not redeemable or subject to any required offer to purchase.
Warrants
The summary of the material terms of the warrants issued by the Company on June 6, 2024 (the “Warrants”) below is qualified in its entirety by reference to the forms of Warrant Certificate, copies of which are attached as Exhibits 4.4, 4.5 and 4.6 to registration statement of which this prospectus forms a part.
As of the date of this prospectus, the aggregate number of shares of the Company’s common stock subject to the Warrants is 219,010,074 shares. The Warrants are exercisable at the option of the holder at any time until June 6, 2034.
As of the date of this prospectus, the Warrants have an exercise price of $4.566 per share of the Company’s common stock with respect to 50% of the Warrants, $6.849 per share of the Company’s common stock with respect to 25% of the Warrants, and $13.698 per share of the Company’s common stock with respect to the remaining 25% of the Warrants.
Cashless Exercise Option
Each Warrant may be exercised, in whole or in part, at any time or times on or after the issuance date and on or before the expiration date at the election of the holder (in such holder’s sole discretion) by means of a “cashless exercise” in which the holder will be entitled to receive a number of shares of the Company’s common stock equal to the quotient of the product of the Closing Sale Price (as defined in the Warrant Certificate) of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant, less the adjusted exercise price, multiplied by the number of shares of the Company’s common stock issuable upon exercise of such Warrant, divided by the aforementioned Closing Sale Price of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant.
Voting Rights and Dividends
Holders of the Warrants (in their capacity as such) will not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter or to receive dividends, prior to exercising their Warrants.
Pre-Funded Warrants
As of the date of this prospectus, the Company has outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase 42,000,000 shares of the Company’s common stock.
The Pre-Funded Warrants are exercisable at any time after the date of issuance at an exercise price of $0.00001 per share. A holder of Pre-Funded Warrants may not exercise the Pre-Funded Warrants if the holder, together with its affiliates and any other person whose beneficial ownership would be aggregated with such holder, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage by providing at least 61 days’ prior notice to the Company.

Certain Corporate Anti-Takeover Provisions
Certain provisions in our Amended and Restated Charter and Amended and Restated Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including attempts that might result in a premium being paid over the market price for shares held by stockholders.
Election and Removal of Directors
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, our directors are elected at an annual meeting of stockholders for terms expiring at the next annual meeting of stockholders. Subject to the rights of the holders of any series of preferred stock, any director may be removed, with or without cause, at any time, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors.
Action by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL.
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of the chair of the board of directors, the lead independent director (if one has been appointed) or our board of directors pursuant to a resolution adopted by a majority of the board of directors.
Advance Notice Procedures
Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Our Amended and Restated Bylaws may have the effect of precluding the conduct of certain business proposals or nominations at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares
Our authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our board of directors may by resolution establish one or more series of preferred stock and fix the rights, powers (including voting powers) and preferences, and the qualifications, limitations and restrictions thereof, of each such series, and may issue shares of any such series of preferred stock from time to time. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors
Our Amended and Restated Charter eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Amended and Restated Charter also provides that we will provide our directors and officers with customary rights to indemnification and advancement of expenses.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the Company. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and a trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of the Company and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered form and certificated or uncertificated form; and

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may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
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the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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the price or prices of the debt securities of the series at which such debt securities will be issued;

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whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

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any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

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the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day  months;

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the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

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if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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any changes or additions to the provisions of the indenture dealing with defeasance;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

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the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

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with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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any provisions granting special rights to holders when a specified event occurs;

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any co-issuer;

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the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

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any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
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any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
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default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

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failure to pay interest on the debt securities of that series within 30 days of the due date;

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failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

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failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

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certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
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such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
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reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

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reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;

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change the provisions applicable to the redemption of any debt securities;

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make any debt securities payable in money or securities other than those stated in the debt securities;

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impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

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except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

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in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
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to cure any ambiguity, omission, defect or inconsistency;

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to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

provided, however that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
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to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

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to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

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to approve a particular form of any proposed amendment;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

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to comply with the rules of any applicable depositary;

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
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the title of such debt warrants;

•
the offering price for such debt warrants, if any;

•
the aggregate number of such debt warrants;

•
the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•
if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•
if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material United States federal income tax considerations;

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the antidilution or adjustment provisions of such debt warrants, if any;

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the redemption or call provisions, if any, applicable to such debt warrants; and

•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
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the title of such warrants;

•
the offering price for such warrants, if any;

•
the aggregate number of such warrants;

•
the designation and terms of the offered securities purchasable upon exercise of such warrants;

•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•
if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•
the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
the antidilution provisions of such warrants, if any;

•
the redemption or call provisions, if any, applicable to such warrants; and

•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•
the date of determining the security holders entitled to the rights distribution;

•
the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•
the exercise price;

•
the conditions to completion of the rights offering;

•
the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•
any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.
The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•
the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
if appropriate, any special United States federal income tax considerations applicable to the units; and

•
any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We or selling securityholders may offer and sell the securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

•
directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through agents on a best-efforts basis; or

•
otherwise through a combination of any of the above methods of sale.

In addition, we or selling securityholders may enter into option, share lending or other types of transactions that require us or such selling securityholders, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or selling securityholders may also enter into hedging transactions with respect to our securities. For example, we or selling securityholders may:
•
enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•
sell securities short and deliver the securities to close out short positions;

•
enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling securityholders or borrowed from us, such selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or such selling securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling securityholders, as applicable, or in connection with a concurrent offering of other securities.
Each time we or selling securityholders sell securities, we or selling securityholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•
the purchase price of the securities and the proceeds we and/or such selling securityholders will receive from the sale of the securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•
any commissions allowed or paid to agents;

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any other offering expenses;

•
any securities exchanges on which the securities may be listed;

•
the method of distribution of the securities;

•
the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•
any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or selling securityholders in one or more transactions:
•
at a fixed price or prices that may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Such sales may be effected:
•
in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
through the writing of options; or

•
through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of our common stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or selling securityholders, or through agents designated by us or such selling securityholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling securityholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

In all cases, these purchasers must be approved by us or by such selling securityholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or selling securityholders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or selling securityholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling securityholders, as applicable, or affiliates of ours and/or such selling securityholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling securityholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling securityholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or selling securityholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of QXO, Inc. (f/k/a SilverSun Technologies, Inc.) appearing in QXO, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

QXO, INC.
95,876,547 Shares of Common Stock
192,533 Shares of Series C Convertible Perpetual Preferred Stock
April 29, 2026